SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Oritani Financial Corp.
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)


             United States                               22-3617996
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         370 Pascack Road
         Township of Washington, New Jersey                   07676
-------------------------------------------          ---------------------------
(Address of Principal Executive Offices)                   (Zip Code)

   If this form relates to the                If this form relates to the
   registration of a class of securities      securities registration of a class
   pursuant to Section 12(b) of the           of pursuant to Section 12(g) of
   Exchange Act and is effective              the Exchange Act and is effective
   pursuant to General Instruction            pursuant to General Instruction
   A.(c), please check the following          A.(d), please check the following
   box.   [X]                                 box.  [ ]

     Securities Act registration statement file number to which this form relates: 333-137309

     Securities to be registered pursuant to Section 12(b) of the Act:

     Common Stock, par value $0.01 per share       The Nasdaq Stock Market, LLC
     --------------------------------------------------------------------------
                (Title of Class)                 (Name of Each Exchange on Which
                                                 Each Class is to be Registered)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Oritani Financial Corp." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-137309), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Oritani Financial Corp. and Oritani Savings Bank" in the Registrant's prospectus.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form S-1 (Registration Number 333-137309) dated September 15, 2006, as amended on October 27, 2006 and November 8, 2006, is hereby incorporated by reference.

2. Federal Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on September 15, 2006, as amended on October 27, 2006 and November 8, 2006).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on September 15, 2006, as amended on October 27, 2006 and November 8, 2006).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on September 15, 2006, as amended on October 27, 2006 and November 8, 2006).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          ORITANI FINANCIAL CORP.



Date:    December 22, 2006          By:   /s/ Kevin J. Lynch
                                          -----------------------------
                                          Kevin J. Lynch
                                          President and Chief Executive Officer